Exhibit 99.1

Startek® Enters Into Definitive Agreement to Sell Interest in Contact Center Company

Divestiture Further Strengthens Balance Sheet, Allows Startek to Focus on Growing Core Business

DENVER, CO. – January 11, 2023 – Startek, Inc. (NYSE: SRT) (“Startek” or the “Company”), a global customer experience (CX) solutions provider, today announced that ESM Holdings Limited, an indirect wholly-owned subsidiary of the Company, has entered into a definitive share purchase agreement with Arabian Internet and Communications Services Company (Solutions) to divest its stake in Contact Center Company (CCC) to Solutions. The agreement is subject to customary closing conditions, third-party consents and regulatory approvals, including consents required under the Startek secured revolving credit facility and senior term loan facility agreement.

Established in 2011 as a joint venture between Startek and Saudi Telecom Company (STC), CCC has gained significant momentum to become a premier provider of CX solutions to enterprises in the Kingdom of Saudi Arabia (KSA). Startek is proud of the lineage CCC has created in KSA with many notable accomplishments over the years. Recently, Frost & Sullivan recognized CCC as 2022 Saudi Arabia Company of the Year Award and Market Leadership Award in the Contact Center Services industry.

Startek owns 51 percent ownership interest in CCC with the remaining 49 percent ownership interest held by STC. Pursuant to a share purchase agreement with Solutions, Startek and STC will divest their respective ownership interest in CCC at an enterprise value of SAR450 million, subject to debt-like and working capital adjustments. At prevailing exchange rates, this values the Startek stake at U.S.$61.2 million subject to closing adjustments and capital gains taxes. It is anticipated that Startek will utilize the net proceeds from the transaction to pay down amounts outstanding under its secured revolving credit facility and senior term loan facility agreement.

Startek constantly evaluates its capital allocation strategy and reviews its business portfolio. Given the many growth opportunities available to Startek, the company is divesting its stake in CCC to focus on its core business activities.

"The journey with CCC has been highly successful and I am grateful to all the associates who have made this possible. I am confident of their continued success under the ownership of Solutions,” said Bharat Rao, CEO, Startek. “The divestment of CCC will support the Startek business as we deleverage the balance sheet and prioritize growing our core business."

The transaction is expected to be completed during the second quarter of 2023.

About Startek®

Startek is a global provider of tech-enabled customer experience (CX) management solutions, digital transformation and technology services to leading brands. Startek is committed to impacting clients’ business outcomes by enhancing customer experience and digital and AI enablement across all touchpoints and channels. Present in 13 countries, Startek has more than 46,000 CX experts servicing clients across a range of industries, including banking and financial services, insurance, technology, telecom, healthcare, travel and hospitality, e-commerce, consumer goods, retail, energy and utilities. To learn more, visit www.startek.com

Forward-Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause the actual Startek results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on March 14, 2022, as well as other filings with the SEC, for further information on risks and uncertainties that could affect the Startek business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

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Rebecca Gautrey

Startek

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Gateway Group, Inc.

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